EXHIBIT 99.1


DECEMBER 15, 1999
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                  F&M BANCORP SETS CLOSING DATE FOR MERGER
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                             INVESTOR RELATIONS:     Toll-Free:  (888) 694-4170
                                                     Internet:     www.fmbn.com

Frederick, MD, December 15, 1999 - F&M Bancorp (NASDAQ: FMBN), headquartered in Frederick, MD, and Patapsco Valley Bancshares, Inc., headquartered in Ellicott City, MD, today announced that the proposed merger of Patapsco Valley with F&M Bancorp was approved by the requisite vote of the shareholders of Patapsco Valley at a special meeting held on December 14, 1999. As previously reported, F&M Bancorp and Patapsco Valley have received all required regulatory approvals for the transaction. The companies intend to complete the merger on December 30, 1999, assuming that all remaining conditions are satisfied.

F&M Bancorp had total assets of $1.483 billion and total deposits of $1.135 billion at September 30, 1999. Its wholly owned subsidiaries, Farmers & Mechanics National Bank, Frederick, MD, and Home Federal Savings Bank, Hagerstown, MD, offer a wide variety of traditional and non-traditional financial services including trust and investment management, financial planning, brokerage, mortgage banking, consumer and business electronic banking, and consumer and commercial business insurance products, with 44 full-service community offices and 61 ATMs across central and western Maryland and south-central Pennsylvania.


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